CONSULTING AGREEMENT


This consulting agreement (the "Agreement") is entered into as of the 1st day of January, 2003 by Alfa International Corp., a corporation organized under the laws of the State of New Jersey ("Alfa") and Contact Sports, Inc., a corporation organized under the laws of the State of New York ("Contact") both of which maintain their offices at 107 Industrial Drive, Jersey City, New Jersey 07305, on the one hand, and SMAT, Inc., a Florida corporation ("Smat") and Jack A. Smith, an individual ("Smith"), both of whom maintain their business offices at 2875 NE 191st Street, Suite 402, Aventura, FL 33180, on the other hand. Smith is the president of Smat. Alfa and Contact are sometimes referred to herein as the "Companies" and Alfa, Contact, Smith and Smat are sometimes referred to herein as a "Party" or the "Parties".

                     W I T N E S E T H :

WHEREAS Alfa is a holding company and a publicly traded corporation, whose common stock is quoted on NASDAQ's OTC
Electronic Bulletin Board under the symbol "TYBR", and

WHEREAS Contact designs and manufactures athletic and urban apparel and is a wholly owned subsidiary of Alfa, and

WHEREAS  Alfa and Contact are desirous of further developing
Contact's sales and marketing efforts, and

WHEREAS Smith and Smat have expertise in the sales and marketing of sports apparel to retail stores in the U.S. and overseas, and

WHEREAS Smith and Smat have agreed to act as the Company's sales and marketing and general business consultant pursuant to this Agreement, and

WHEREAS Smith and Smat have, prior to the execution date of this Agreement provided services and advice to Contact and Smith and Smat agree to continue to provide such services and advice to Contact during the Term (as hereinafter defined), relating to among other things:

(a) the provision of marketing, sales and sales promotion advice to Contact with respect to (1) marketing and selling its products to retail store accounts in the United States, (2) marketing, selling and/or licensing its products for sale by others outside the United States, (3) contracting with professional athletes and other prominent individuals to act as a spokespersons for Contact,
(4) securing reliable international vendors for the offshore production of Contact's products, (5) assistance in securing additional sales and marketing employees and/or independent sales representatives for Contact, and (6) contracting with professional firms to further Contact's advertising and public relations objectives.

(b) the direct marketing and sale by Smith and Smat of Contact's products

(c) consulting on such other general business matters, as the Parties deem desirable and advisable.

NOW THEREFORE, for and in consideration of the compensation to be paid and the services previously rendered and to be rendered under the terms of this Agreement, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by the Parties, the Parties hereby agree as follows:

1.Preamble. The above stated preamble clauses are all incorporated herein as if fully set forth in the body of this Agreement.

2.Term. The term of this Agreement (the "Term") shall be for two years beginning on the first day of January 2003 unless otherwise terminated in accordance with the provisions of Articles 5 or 8 hereof.

3. Smith and Smat's Obligations. Contact has disclosed certain portions of the Proprietary Information (as hereinafter defined) to Smith and Smat and agrees to disclose to Smith and Smat such further portions of the Proprietary Information which, in the judgment of the Parties, is necessary to enable Smith and Smat to determine the needs and requirements of Contact. Smith and Smat agree to exert his best efforts (i) to assist Contact in accomplishing its primary objective of selling its products to retail stores, and (ii) to perform those duties outlined in the preamble above. In this respect, Smith and Smat agree to devote a portion of their business time and efforts - such time to be not less than 5 days per month during the Term - to the business affairs of Contact. Notwithstanding anything to the contrary contained herein, the Companies hereby expressly agree that Smith and Smat, at their sole discretion, shall be permitted to consult for other businesses during the Term, provided only, that such businesses are not competitors of Contact.

4.Financial Disclosure by Alfa & Contact. The Companies agree to disclose to Smith and Smat such corporate and financial information, some of which may be material non-public information, about their past and present operations and future plans to allow Smith and Smat to develop a strategy to fulfill their obligations and to accomplish Contact's objectives. Such disclosure shall be made by the Companies within ten (10) days after the execution of this Agreement by the Parties (the "Disclosure Date").

5. Effectiveness of Agreement.The Parties agree that Smith and Smat, in their sole discretion, shall have a period of ten (10) days after the Disclosure Date (the "Decision Period") to notify Contact in writing of their intention to either (a) continue with this Agreement, or (b) terminate this Agreement. If, during the Decision Period, Smith and Smat either (i) notify Contact of their intention to terminate this Agreement or (ii) fail to notify Contact of their intention to continue with this Agreement, then this Agreement shall be terminated on the first day next following the last day of the Decision Period. If, during the Decision Period, Smith and Smat notify Contact of their intention to continue with this Agreement, then the date of such notice by Smith and Smat shall be the "Effective Date". Any notice given under the terms of this Section 5 must be given by both Smith and Smat in order to be effective. The occurrence of the Effective Date shall evidence Smith and Smat's best judgment that they are able to fulfill all of their obligations under this Agreement.

6. Non-Disclosure by Smith and Smat. Smith and Smat understand and acknowledge the importance of maintaining the secrecy and confidentiality of all information relating to or concerning Contact and its products and plans, including but not limited to: marketing plans, drawings, prototypes, products, designs, documents, manuals, notes, photographs, customer lists, customer notes, sales materials, customer proposals, sales orders, things and information, whether oral or written, relating to Contact or its products as well as all other confidential information, financial or otherwise, relating to Alfa, (the "Proprietary Information"), and Smith and Smat agree to treat as confidential any and all information, including the Proprietary Information, obtained from the Companies pursuant to this Agreement, and to that end Smith and Smat further agree:

   (a) except in the interest of fulfilling their obligations under this Agreement, to not disclose the Proprietary Information (which the Parties acknowledge may include material non-public information, financial or otherwise, pertaining to Alfa), or any portion thereof to third parties; and

   (b) to keep any and all of the Proprietary Information obtained under this Agreement in strict confidence and to segregate the Proprietary Information in a safe and secure location to which only persons authorized herein to use such information have access; and

   (c) to insure that the Proprietary Information, or any portion thereof, is disclosed only to those employees of Smith and Smat who have a need to know the Proprietary Information and to advise those employees to whom the Proprietary Information is disclosed of its confidential nature and of Smith and Smat's obligations to treat such Proprietary Information as confidential and to the extent such employees are likewise obligated to maintain such Proprietary Information in confidence in accordance with the terms of this Agreement.

    6.1. Smith and Smat shall be responsible for the acts or omissions of any of its employees, affiliates or agents to whom Smith and Smat shall disclose the Proprietary Information or any portion thereof and Smith and Smat hereby warrant and guarantee the full and substantial performance by such employees, affiliates or agents of the terms, conditions and obligations of confidentiality of this Agreement.

    6.2. Smith and Smat agree not to use the Proprietary
Information, or any portion thereof, for any purpose other than that contemplated by this Agreement.

    6.3 Smith and Smat agree that at the end of the Term, or if Contact at any time during the Term notifies Smith and/or Smat or if Smith and/or Smat at any time during the Term notifies Contact, of its or his election to terminate this Agreement, then Smith and Smat shall return to Alfa within two weeks of such notification any and all of the Proprietary Information provided to Smith and Smat by the Companies, and Smith and Smat shall destroy all records of Smith and Smat, which refer to or relate to the Proprietary Information disclosed to Smith and Smat under this Agreement.

    6.4 The Companies agree that the obligations of Smith and Smat under this Agreement with respect to the confidentiality of the Proprietary Information shall not be applicable to any information disclosed by the Companies to Smith and/or Smat which:


    (a) is already in the possession of Smith and/or Smat from sources other than from the Companies,

    (b) is generally known to and readily ascertainable by proper means by other persons, or which thereafter, through no act or failure of Smith and/or Smat, becomes generally known to and readily ascertainable by proper means by other persons; or

    (c) is disclosed to Smith and/or Smat by a third party not under an obligation to maintain the information in confidence.

    If any part of the information disclosed by the Companies to Smith and/or Smat should ever meet any of the criteria established in the above sub-paragraphs 6.4(a), (b) or (c), such shall not affect Smith's and Smat's continuing obligations to maintain in confidence in accordance with the terms of this Agreement any other part of the Proprietary Information which does not meet such criteria.

    6.5. The Parties understand and agree that no license(s) or rights are granted under this Agreement to any aspect of the Proprietary Information or the like, other than for the limited purposes contemplated by this Agreement.

    6.6. Title to and ownership of the Proprietary Information shall at all times remain with Contact or Alfa, as the case may be.

    7. Compensation. lfa and Contact hereby agree to compensate
Smith and Smat for their services under this Agreement as follows:

     7.1 During the period beginning on January 1, 2003 and ending on December 31, 2003, Contact shall pay Smat the sum of five thousand dollars ($5,000) for each month, or portion thereof, that this Agreement remains in effect. During the period beginning on January 1, 2004 and ending on December 31, 2004 Contact shall pay Smat the sum of ten thousand dollars ($10,000) for each month, or portion thereof, that this Agreement remains in effect. Such payments shall be made by Contact on or before the 10th day of each month during the Term, except that any such payment which may become due to Smat upon execution of this Agreement by the Parties shall be paid to Smat upon execution of this Agreement by the Parties.


     7.2 If this Agreement is terminated early in accordance with the provisions of Section 5 hereof, then Contact shall be only liable to pay Smat through the last day of the Decision Period. If this Agreement is terminated early by Smith and/or Smat in accordance with the provisions of Section 8 hereof, then Contact shall be only liable to pay Smat through the last day of the month in which this Agreement is so terminated. If, in accordance with the provisions of Section 8 hereof, this Agreement is (i) automatically terminated early or, (ii) terminated early by Alfa or Contact, then Contact shall be only liable to pay Smat through the last day of the third month next following the "Termination Date" (as hereinafter defined).

     7.3 Alfa shall issue Smith three hundred fourteen thousand six hundred sixty (314,660) shares of its $0.01 par value common stock ("Common Stock") within thirty (30) days after the Effective Date. Such 314,660 shares of Common Stock issued to Smith pursuant to this Section 7.3 are defined as the "Smith Stock".

         7.3.1 Notwithstanding anything to the contrary contained herein, if the Effective Date shall not have occurred then Alfa shall be under no obligation to issue any of the Smith Stock

         7.3.2 The Smith Stock, when issued will equal three percent (3%) of the 10,488,688 shares of Common Stock issued and outstanding prior to such issuance and as of the date hereof. The number of shares of the Smith Stock outstanding may be reduced from time to time by sales or other transfers by Smith of shares of such Smith Stock. The "Remaining Smith Stock" is defined at any time as that number of shares of Smith Stock owned by and registered to Smith(x) which is calculated by subtracting (y) the number of shares of Smith Stock, if any, sold or transferred by Smith up to such time from (z) 314,660. The percentage derived by dividing the number of shares of Remaining Smith Stock issued and outstanding at any time by the number of shares of Common Stock issued and outstanding at such time is defined as the "Smith Percentage". The Smith Percentage shall not be protected against dilution to any greater extent than the percentage ownership of any other Alfa shareholder is protected against such dilution; except as specified in the next sentence. If Alfa at any time after the Effective Date (1) declares or pays, without consideration, any dividend on the Common Stock payable in Common Stock, or (2) creates any right to acquire Common Stock for no consideration, then Alfa shall proportionately increase the number of shares of the Remaining Smith Stock so that the Smith Percentage shall be the same as it was immediately prior to such transaction.


         7.3.3 Smith acknowledges that (i) the shares of Common Stock represented by the Smith Stock are "restricted securities" within the meaning of the Securities Act of 1933, as amended (the "Act"), (ii) as such the Smith Stock has not been registered under the Act or the securities laws of any state, (iii) the resale or other transfer of the Smith Stock may be restricted under the Act and/or applicable state securities laws and such Smith Stock therefore may not be sold, pledged, assigned or otherwise disposed of, unless they are registered under the Act, or an exemption from such registration is available and, (iv) Alfa is under no obligation to register the Smith Stock under the Act or any state securities law, or to take any action to make any exemption from any such registration provisions available. Smith further acknowledges that Alfa will endorse all certificates representing the Smith Stock with a legend, together with any legend that any state authority may require substantially in the following form:

"These Securities have not been registered under the Securities Act of 1933, as amended, (the "Act") or the securities laws or regulations of any state. They may not be offered for sale or sold, absent an effective registration statement under the Act or an opinion of counsel, satisfactory to the Company, that such registration is not required under the Act or any applicable State laws or regulations".

    7.4 Contact agrees to promptly pay, or reimburse Smith for, all economy class air travel, expenses incurred or expended by Smith in performing his duties and responsibilities on behalf of Contact under this Agreement. Smith agrees that when such travel is combined with business related to clients other than Contact or with personal travel, then, in such an event, such travel expenses charged to Contact shall be proportional to Smith's time spent on behalf of Contact. Contact agrees to promptly pay, or reimburse Smith for all entertainment and other business expenses incurred or expended by Smith in performing his duties and responsibilities on behalf of Contact under this Agreement, provided Smith receives prior approval from Contact for any such expenses in excess of $500. Smith agrees to provide proof of the expenses for which he seeks reimbursement in accordance with Contact's present expense reporting policies.

    8. Termination. No Party may terminate this Agreement for any reason prior to December 31, 2003. Any Party may terminate this Agreement at any time after January 1, 2004 prior to the expiration of the Term for any reason whatsoever by giving the other Parties thirty (30) days written notice of its intention to do so in accordance with the provisions of section 17 hereof. In such event this Agreement shall be terminated as of the effective date (a "Termination Date") stated in such notice. Notwithstanding the foregoing, if, at any time during the Term, Smith shall die then this Agreement shall automatically terminate on such date of death (a "Termination Date").

    9. Governing Law; Jurisdiction; Venue. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and to be entirely performed therein and without regard to principles of conflict of laws. Any litigation based hereon, or arising out of, under or in connection with this Agreement shall be brought and maintained exclusively in the courts of the State of New York or in the United States District Court for the Southern District of New York. Each of Alfa, Contact and Smith and Smat hereby expressly and irrevocably submit to the jurisdiction of the courts of the State of New York and of the United States District Court for the Southern District of New York for the purpose of any such litigation set forth above. Each of Alfa, Contact and Smith and Smat hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection which they have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum.

    10. Assignment; Binding Nature; No Beneficiaries. This Agreement may not be assigned by any Party hereto without the written consent of the other Parties. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Parties hereto and their respective heirs, personal representatives, legatees, successors and permitted assigns. This Agreement shall not confer any rights or remedies upon any person other than to the Parties hereto and their respective heirs, personal representatives, legatees, successors and permitted assigns.


    11. Counterparts. For the convenience of the Parties, any number of counterparts hereof may be executed, each such executed counterpart shall be deemed an original and all such counterparts together shall constitute one and the same instrument.

    12. Amendment. This Agreement may be modified or amended only by an instrument in writing, duly executed by the Parties.


    13. Nonwaiver. No waiver by any Party of any term, provision, covenant, representation or warranty contained in this Agreement (or any breach thereof) shall be effective unless it is in writing executed by the Party against which such waiver is to be enforced; no waiver shall be deemed or construed as a further or continuing waiver of any such term, provision, covenant, representation or warranty (or breach) on any other occasion or as a waiver of any other term, provision, covenant, representation or warranty (or the breach of any other provision) contained in this Agreement on the same or any other occasion.


    14. Headings. The headings in this Agreement are inserted for convenience only and shall not constitute a part thereof.


    15. Construction. In this Agreement (i) words denoting the singular include the plural and vice versa, (ii) "it" or "its" or words denoting any gender include all genders, (iii) the word "including" shall mean "including without limitation," whether or not expressed, (iv) any reference herein to a Section refers to a Section of this Agreement, unless otherwise stated, (v) when calculating a period of time within or following which any act is to be done or steps taken, the date which is the reference day in calculating such period shall be excluded and if the last day of such period is not a business day, then the period shall end on the next day which is a business day, and (vi) except as otherwise expressly provided herein, all dollar amounts are expressed in United States funds.

    16. Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior representations, agreements and understandings, both written and oral, among the Parties with respect to such subject matter.


     17. Notices. Unless otherwise specifically provided in this Agreement, all notices, requests, consents, approvals, agreements or other communications required or permitted to be given under this Agreement shall be in writing and shall be delivered in one of the following means: (a) by hand; (b) by facsimile transmission or e-mail transmission to those Parties with fax numbers and/or e-mail addresses indicated below (with subsequent written confirmation by another means in compliance with this Section 17);
(c) by registered or certified mail, first class postage prepaid, return receipt requested; or (d) by nationally recognized overnight courier, addressed to the respective addresses of the Parties as follows:



If to Alfa or Contact:

Alfa International Corp., or
Contact Sports, Inc.
107 Industrial Drive
Jersey City, NJ  07305
Fax: (201) 332-0100
Conf:(201) 332-2200
e-mail: frankd@ty-breakers.com




If to Smith or Smat:

Mr. Jack A. Smith, or
SMAT, Inc
2875 NE 191st Street
Suite 402
Aventura, FL 33180
Fax: (305) 705-0164
Conf:(305) 933-2569
e-mail: jackasmith200@aol.com


or to such other address as any Party shall designate for himself or itself by notice to the other Parties given in accordance herewith. Any such notice or other communication shall be deemed to have been given or made (i) upon delivery, if delivered personally, (ii) one
(1) business day after transmission, if delivered by e-mail or facsimile transmission during normal business hours, (iii) three (3) business days after mailing, if mailed, or (iv) one (1) business day after delivery to the courier, if delivered by overnight courier service.

    18. The invalidity or un-enforceability of any provision of this Agreement shall not affect or limit the validity or enforceability of any other provision hereof and any such invalid or unenforceable provision shall be construed or deemed amended by the Parties only to the extent necessary to make it valid and enforceable.

    19. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be made without advance written approval thereof by Alfa. Smith hereby consents to the public announcement(s) by Alfa and/or Contactof his engagement as their consultant as described in this Agreement.


        IN WITNESS WHEREOF, the Parties have executed this Agreement this 2nd day of January 2003.



Jack A. Smith                               Alfa International Corp.
Individually                               a  New Jersey corporation



By:_______________________               By:______________________
      Jack A. Smith                             Frank J. Drohan
                                                 President






SMAT, Inc                                    Contact Sports, Inc
A Florida corporation                       a New York corporation




By:_______________________                By:_______________________
    Jack A. Smith                              Frank J. Drohan
      President                                  Chairman/CEO







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